UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 10/24/17

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 24, 2017, the Board of Directors increased the authorized shares of its Series B Preferred Stock from 50,000,000 shares to 100,000,000 shares. Each share of Series B Preferred Stock shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the stockholders of the Company. The Certificate of Designation is filed as an exhibit to this Current Report on Form 8K and is incorporated herein by reference.

On October 24, 2017, the Board of Directors approved an increase in its authorized shares and filed a Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State to increase its authorized shares to 1,050,000,000 shares. The total number of shares of Common Stock that the Corporation shall have authority to issue is nine hundred fifty million (950,000,000) shares. The total number of Preferred Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The Certificate of Amendment to the Articles of Incorporation is filed as an exhibit to this Current Report on Form 8K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No. Document

10.00 Amendment for Certificate of Designation (for Series B Preferred Stock) dated October

24, 2017

10.01 Certificate of Amendment to the Articles of Incorporation dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  November 2, 2017

By: /s/ Taiwo Aimasiko

President/CEO